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                                                                    Exhibit 11.1

IRWIN FINANCIAL CORPORATION AND SUBSIDIARIES
EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE

            Year Ended December 31,                              2002             2001             2000
---------------------------------------------------------------------------------------------------------
Average number of shares outstanding                             26,829           21,175           20,973
                                                              =========        =========        =========

Net income before cumulative effect of
change in accounting principle                                $  52,832        $  45,341
                                                              =========        =========

Basic earnings per share before
cumulative effect of change in
accounting principle                                          $    1.97        $    2.14
                                                              =========        =========

Cumulative effect of change in
accounting principle                                          $     495        $     175
                                                              ---------        ---------
Net income                                                    $  53,327        $  45,516        $  35,666
                                                              =========        =========        =========

Basic earnings per share                                      $    1.99        $    2.15        $    1.70
                                                              =========        =========        =========

Diluted shares outstanding
  Average number of shares outstanding                           26,829           21,175           20,973
  Assumed conversion of preferred shares (Note 1)                 2,610            2,610              261
  Assumed conversion of convertible trust
     preferred shares (Note 1)                                       72               96               78
  Assumed exercise of stock options (Note 2)                        164              292              281
                                                              ---------        ---------        ---------
  Total shares                                                   29,675           24,173           21,593
                                                              =========        =========        =========

  Net income                                                  $  52,832        $  45,341        $  35,666
  Add back interest on convertible shares (Note 1)                2,801            2,801              295
                                                              ---------        ---------        ---------
Net income before cumulative effect of
change in accounting principle                                $  55,633        $  48,142
                                                              =========        =========

Diluted earnings per share before
cumulative effect of change in
accounting principle                                          $    1.87        $    1.99
                                                              =========        =========

Cumulative effect of change in
accounting principle                                          $     495        $     175
                                                              ---------        ---------

Net income                                                    $  56,128        $  48,317        $  35,961
                                                              =========        =========        =========

Diluted earnings per share                                    $    1.89        $    2.00        $    1.67
                                                              =========        =========        =========

(1) The dilutive effect of convertible shares is based on the if converted method.

(2) The dilutive effect of stock options is based on the Treasury Stock method.